Exhibit L

Marcato International Master Fund, Ltd.
c/o Marcato Capital Management LP
Four Embarcadero Center
Suite 2100
San Francisco, CA 94111

February 6, 2017

Buffalo Wild Wings, Inc.
5500 Wayzata Boulevard, Suite 1600
Minneapolis, MN  55416-1237
Attention: Emily C. Decker
        Senior Vice President, General Counsel and Secretary

Re:	Notice of Nomination of Candidates for Election to the Board of Directors and Shareholder Proposal to be Presented, in each case, at the 2017 Annual Meeting of Buffalo Wild Wings, Inc.

Dear Ms. Decker:

This notice (including all exhibits attached hereto, this “Notice”) of the decision of Marcato International Master Fund, Ltd. (“Shareholder”), record holder of 2,000 shares of common stock, no par value (the “Shares” or “Common Stock”) of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Corporation”), to (a) propose the nomination of and nominate candidates for election to the Board of Directors (the “Board”) of the Corporation (the “Nomination Proposal”) and (b) propose the repeal of each provision or amendment to the Amended and Restated Bylaws of the Corporation (the “Bylaws”) adopted by the Board subsequent to May 21, 2009, which is the date of the last publicly available Bylaws, without the approval of the shareholders of the Corporation (the “Shareholder Proposal”), in each case, at the 2017 annual meeting of shareholders of the Corporation (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof, the “2017 Annual Meeting”), is being delivered in accordance with the requirements set forth under the Bylaws.

This Notice attaches (a) as Exhibit A hereto proof of Shareholder’s record ownership, (b) as Exhibit B hereto a copy of signed consents executed by each of the Nominees (as defined below) to being named in the proxy statement as a nominee and to serving as a director of the Corporation, if elected, (c) as Exhibit C hereto each Nominee’s completed and signed Initial Questionnaire for Director Nominees and (d) as Exhibit D hereto each Nominee’s completed and signed Supplemental Questionnaire for Directors and Director Nominees (which contains a written representation and agreement executed by each of the Nominees required by Section 2.9(D) of Article 2 of the Bylaws).

As required by Section 2.9(A) of Article 2 of the Bylaws (the “Shareholder Notice Requirements”), the following information, which together with the information contained elsewhere in this Notice, constitutes all of the information required to be set forth in this Notice pursuant to the Shareholder Notice Requirements.

I.	Notice of Nomination of Candidates for Election to the Board.

As a record holder of Shares of the Corporation, Shareholder hereby notifies the Corporation of its decision to propose the nomination of and nominate the following individuals (the “Nominees”) for election to the Board at the 2017 Annual Meeting:

•	Scott O. Bergren;
•	Richard T. McGuire III;
•	Sam Rovit; and
•	Emil Lee Sanders.

a.	Information with Respect to the Nomination Proposal Pursuant to Section 2.9(A)(2)(a) of Article 2 of the Bylaws

The following information constitutes all of the information required to be provided by the Shareholder pursuant to the Shareholder Notice Requirements, as the shareholder giving notice and the beneficial owner, if any, on whose behalf the Nomination Proposal is made.

i.	Information Pursuant to Section 2.9(A)(2)(a)(i) of Article 2 of the Bylaws

The name and address of Shareholder, as it appears on the Corporation’s books, is set forth below:

Marcato International Master Fund, Ltd.
c/o Marcato Capital Management LP
Four Embarcadero Center
Suite 2100
San Francisco, CA 94111

In light of the unclear scope of the phrase “beneficial owner, if any, on whose behalf the nomination or proposal is made” as set forth in Section 2.9(A)(2)(a) of Article 2 of the Bylaws, we are also including below the name and address of Marcato Capital Management LP (the “Investment Manager”) and Mr. McGuire (collectively with Shareholder and the Investment Manager, the “Marcato Parties”).

Marcato Capital Management LP
Four Embarcadero Center
Suite 2100
San Francisco, CA 94111

Richard T. McGuire III
Four Embarcadero Center
Suite 2100
San Francisco, CA 94111

ii.	Information Pursuant to Section 2.9(A)(2)(a)(ii) of Article 2 of the Bylaws

A.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(A) of Article 2 of the Bylaws

Set forth below are the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by the Marcato Parties.

As of the date hereof, Shareholder:
•	is the holder of record of 2,000 Shares; and
•	holds 948,000 Shares in “street name.”

Each of the Investment Manager and Mr. McGuire may be deemed a “beneficial owner” (as such term is used in the Bylaws) of all such Corporation securities listed above, but none of the foregoing is the holder of such securities in “street name” or of record.

B.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(B) of Article 2 of the Bylaws

Other than as set forth in this Notice, there are no options, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by any Marcato Party and no Marcato Party has any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation.

C.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(C) of Article 2 of the Bylaws

Other than as set forth in this Notice, there is no other proxy, contract, arrangement, understanding, or relationship pursuant to which any Marcato Party has a right to vote any shares of any security of the Corporation.

D.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(D) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party has any short interest in any security of the Corporation (for purposes of this Notice a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security).

E.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(E) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party has any rights to dividends on the shares of the Corporation owned beneficially by such Marcato Party that are separated or separable from the underlying shares of the Corporation.

F.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(F) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party has any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Marcato Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner.

G.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(G) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party is entitled to any performance related fees (other than an asset-based fee) based on any increase or decrease in the value of shares of the Corporation or Derivative Instrument, as of the date of this Notice, including without limitation, any such interests held by members of such Marcato Party’s immediate family sharing the same household.

Mr. McGuire is the managing partner of the Investment Manager, which is the investment manager of Shareholder.  Through this role, Mr. McGuire controls the investment and voting decisions of Shareholder with respect to any securities held by Shareholder, including any shares of Common Stock of the Corporation held by Shareholder.  The Investment Manager is, pursuant to an investment management agreement with Shareholder, entitled to management fees that are customary in the investment management industry from Shareholder, which fees are based in part on the value of Shareholder’s investment portfolio, of which shares of Common Stock of the Corporation form a part as of the date of this Notice.  An entity controlled by Mr. McGuire is also entitled to performance-based fees that are customary in the investment management industry from Shareholder, which fees are based on the increase in value of Shareholder’s investment portfolio, of which shares of the Corporation form a part as of the date of this Notice.  Mr. McGuire is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients.

iii.	Information with Respect to the Nomination Proposal Pursuant to Section 2.9(A)(2)(a)(iii) of Article 2 of the Bylaws

Set forth below is all information relating to the Marcato Parties that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

Item 4 of Schedule 14A.  Persons Making the Solicitation.

Item 4(b)(1) of Schedule 14A.  The solicitation for election of the Nominees will be made by the Marcato Parties.  Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, internet, in person and by advertisements.  By virtue of Instruction 3 of Item 4 of Schedule 14A, the Marcato Parties and the Nominees (collectively, the “Nomination Participants”) may be considered participants in the solicitation.

Item 4(b)(2) of Schedule 14A.  Solicitations may also be made by certain of the respective partners, directors, officers, members and employees of the Marcato Parties, none of whom will, except as described elsewhere in this Notice, receive additional compensation for such solicitation.  The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for such solicitations or acting as nominees.

Item 4(b)(3) of Schedule 14A. Innisfree M&A Incorporated (“Innisfree”) has been retained to provide solicitation and advisory services in connection with the 2017 Annual Meeting.  Innisfree will receive a fee in an amount not to exceed $400,000 and reimbursement of reasonable documented out-of-pocket expenses for its services to the Marcato Parties in connection with the solicitation.  Approximately 35 people may be employed by Innisfree to solicit proxies from the Corporation’s shareholders for the 2017 Annual Meeting.  The Investment Manager has agreed to indemnify Innisfree in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation.  Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Shares held as of the record date.  The Investment Manager will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Item 4(b)(4) of Schedule 14A.  The total amount to be spent in furtherance of, or in connection with, the solicitation of proxies for the 2017 Annual Meeting is not yet determinable, and approximately $50,000 has been spent to date.

Item 4(b)(5) of Schedule 14A.  The entire expense of soliciting proxies for the 2017 Annual Meeting by the Marcato Parties or on the Marcato Parties’ behalf is being borne by the Marcato Parties.  The Marcato Parties have not yet determined whether they intend to seek reimbursement of such solicitation expenses.

Item 4(b)(6) of Schedule 14A. Item 4(b)(6) of Schedule 14A is not applicable at the time of this Notice.

Item 5 of Schedule 14A.  Interest of Certain Persons in Matters to be Acted Upon.

Item 5(b)(1) of Schedule 14A.  Information as to any substantial interest, direct or indirect, by virtue of security holdings or otherwise, in the Nomination Proposal, as specified in this Notice, with respect to the Nomination Participants, is set forth herein.

Except as otherwise set forth elsewhere in this Notice, none of the Nomination Participants beneficially owns any securities of the Corporation or has any personal ownership interest, direct or indirect, in any securities of the Corporation.

As of the date hereof, Shareholder is the direct record owner of 2,000 Shares and the beneficial owner of 950,000 Shares (the “Marcato Shares”).

In addition, as of the date hereof, the Investment Manager, Mr. McGuire and Shareholder may each be deemed to be the beneficial owners of the Marcato Shares, which constitute approximately 5.2% of the Shares, based upon 18,202,127 Shares outstanding as of October 25, 2016, as reported in the Corporation’s Quarterly Report on Form 10-Q for quarter ended September 25, 2016.  Shareholder may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares.  The Investment Manager, as the investment manager of Shareholder, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, may be deemed to be the beneficial owner of such Shares.  By virtue of Mr. McGuire’s position as managing partner of the Investment Manager, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, may be deemed to be the beneficial owner of the Marcato Shares.

Mr. McGuire could be considered to have an indirect interest in the Nomination Proposal as described below.  Mr. McGuire is the managing partner of the Investment Manager, which is the investment manager of Shareholder.  Through this role, Mr. McGuire controls the investment and voting decisions of Shareholder with respect to any securities held by Shareholder, including any shares of Common Stock of the Corporation held by Shareholder.  The Investment Manager is, pursuant to an investment management agreement with Shareholder, entitled to management fees that are customary in the investment management industry from Shareholder, which fees are based in part on the value of Shareholder’s investment portfolio, of which shares of Common Stock of the Corporation form a part as of the date of this Notice.  An entity controlled by Mr. McGuire is also entitled to performance-based fees that are customary in the investment management industry from Shareholder, which are based on the increase in value of Shareholder’s investment portfolio, of which shares of the Corporation form a part as of the date of this Notice.  Mr. McGuire is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients, and as such could be considered to have an interest in the Nomination Proposal.

The Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the Nominees will receive (a) from the Investment Manager for Nominee’s election to the Board by the Corporation’s shareholders and (b) from the Corporation as a director, if elected to the Board, and as described elsewhere in this Notice.

Item 5(b)(1)(i) of Schedule 14A.  Set forth in Exhibit E and Exhibit F of this Notice are the names and business addresses of each of the Nomination Participants.

Item 5(b)(1)(ii) of Schedule 14A.  Set forth in Exhibit E and Exhibit F of this Notice are (a) the present principal occupation or employment of each of the Nomination Participants and (b) the name, principal business and address of any corporation or other organization in which such employment is carried on, in each case, with respect to each of the Nominees, which information is incorporated herein by reference.

Item 5(b)(1)(iii) of Schedule 14A.  During the past ten years, no Nomination Participant has been convicted in a criminal proceeding or is subject to a criminal proceeding that is pending as of this Notice (excluding traffic violations or similar misdemeanors).

Item 5(b)(1)(iv) of Schedule 14A.

As of the date hereof, Shareholder:
•	is the holder of record of 2,000 Shares; and
•	holds 948,000 Shares in “street name.”

The amount of each class of securities of the Corporation which each of the Nomination Participants own beneficially, directly or indirectly, is set forth below:

Name	Beneficial Ownership
Marcato International Master Fund, Ltd.	950,000 Shares
Marcato Capital Management LP	950,000 Shares
Scott O. Bergren	0 Shares
Richard T. McGuire III	950,000 Shares
Sam Rovit	0 Shares
Emil Lee Sanders	0 Shares

Additional information relating to the beneficial ownership of Shares by the Nomination Participants is set forth on Exhibit G and is incorporated herein by reference.  Other than as set forth in the response to this Item 5(b)(1)(iv) of Schedule 14A with respect to the Marcato Parties, none of the Nomination Participants owns Shares beneficially, directly or indirectly, or of record.

Item 5(b)(1)(v) of Schedule 14A.  Other than as set forth in this Notice, none of the Nomination Participants owns any securities of the Corporation of record but not beneficially.

Item 5(b)(1)(vi) of Schedule 14A. A list of all securities of the Corporation purchased or sold by the Nomination Participants within the past two years as well as the dates on which they were purchased or sold and the amount purchased or sold on each such date is set forth in Exhibit G and is incorporated herein by reference.

In connection with an internal restructuring (the “Restructuring”) resulting in the transfer of the direct ownership of Shares from other affiliated funds to Shareholder, (a) on December 30, 2016, (i) Marcato II, L.P. contributed all of its 26,270 Shares to Marcato, L.P., (ii) Marcato, L.P. issued limited partnership interests in exchange for such Shares and (iii) Marcato II, L.P. distributed such interests to its limited partners in-kind and such limited partners became limited partners of Marcato, L.P. and (b) on January 3, 2017, Marcato, L.P. contributed all of its 283,057 Shares (which Shares include all 100 Shares previously held by its wholly-owned subsidiary, Marcato NY LLC and all 26,270 Shares previously held by Marcato II, L.P.) to Shareholder, in exchange for shares of Shareholder.  The Restructuring did not constitute a change in numbers of Shares beneficially owned by either the Investment Manager or Mr. McGuire.

Item 5(b)(1)(vii) of Schedule 14A.  Other than as disclosed in the response to this Notice, no part of the purchase price or market value of any securities of the Corporation described in Exhibit G are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any Nomination Participant.

Item 5(b)(1)(viii) of Schedule 14A.  Other than as set forth in this Notice, no Nomination Participant is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.  The Shares which Shareholder holds in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such Shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.

Item 5(b)(ix) of Schedule 14A.  Other than as set forth in this Notice, no associates of any Nomination Participant own any securities of the Corporation beneficially, directly or indirectly.

Item 5(b)(x) of Schedule 14A.  Other than as set forth in this Notice, no Nomination Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Corporation.

Item 5(b)(1)(xi) of Schedule 14A.  Item 5(b)(1)(xi) of Schedule 14A cross-references the information required by Item 404(a) of Regulation S-K of the Exchange Act with respect to each Nomination Participant in the solicitation or any associates of such Nomination Participant.  Such information is set forth below:

Item 404(a) of Regulation S-K.  Other than as set forth in this Notice, no Nomination Participant and no associate of any Nomination Participant has had or will have a direct or indirect material interest in any transaction since the beginning of the Corporation’s last fiscal year or any currently proposed transactions in which the Corporation was or is to be a participant and the amount involved exceeds $120,000.

Item 5(b)(1)(xii)(A) and (B) of Schedule 14A.  The information set forth in the Marcato Parties’ previously filed Schedule 13D (and the amendments thereto) with respect to the Corporation, including the letters and presentations attached as exhibits thereto, is set forth in Exhibit H attached hereto and is incorporated herein by reference.

According to the Corporation’s public filings, each non-employee director receives an annual cash retainer of $60,000.  The additional cash retainer for the Board chair is $25,000, the additional cash retainer for chair of the Audit Committee is $20,000, the additional cash retainer for chair of the Compensation Committee is $16,000, the additional cash retainer for the chair of the Governance Committee is $10,000 and the additional cash retainer for the chair of the Executive Committee is $5,000.  The additional cash retainer for the non-chair members of the Executive Committee is $4,000 and for the non-chair members of the Audit, Compensation, Governance and Compliance Committees is $8,000.  Each non-employee director received an annual unrestricted grant of Corporation common stock approximately equal in value to $95,000 and subject to certain stock ownership guidelines.

The Nomination Participants believe that the Corporation maintains, at its expense, a policy of insurance which insures its directors and officers.  The Bylaws also contain a provision that provides for indemnification of officers and directors to the fullest extent permitted under Minnesota Statutes, Section 302A.521.  The Restated Articles of Incorporation of the Corporation (the “Charter”) also contain a provision eliminating the personal liability of a director to the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The Marcato Parties expect that the Nominees, if elected, will be indemnified for service as directors of the Corporation to the same extent indemnification is provided to the current directors of the Corporation under the Bylaws and the Charter and be covered by the policy of insurance which insures the Corporation’s directors and officers.

The Nomination Participants disclaim any responsibility for the accuracy of the foregoing information extracted from the Corporation’s public filings.

Other than as disclosed in the response to Item 5(b)(2) of Schedule 14A as set forth in Section I(a)(iii) of this Notice, the Nominees will not receive any compensation from the Marcato Parties to serve as nominees or as directors, if elected, of the Corporation.

Each Nominee has executed a written consent agreeing to be a nominee for election as a director of the Corporation and to serve as a director, if so elected, which consents are attached hereto as Exhibit B.

Other than as disclosed in this Notice, no Nomination Participant and no associate of any Nomination Participant has any arrangements or understandings with any person or persons with respect to any future employment by the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

Item 5(b)(2) of Schedule 14A.  In consideration of the Nominees’ agreement to be a member of the slate of nominees of Shareholder for election to the Board (the “Slate”), the Investment Manager, on behalf of the funds it advises, and each Nominee have entered into an Engagement and Indemnification Agreement, pursuant to which each Nominee, other than Mr. McGuire, received a $25,000 payment upon execution of the Engagement and Indemnification Agreement and, if each Nominee serves on the Slate and does not withdraw, will be entitled to an additional $25,000 upon the earlier to occur of (a) Nominee’s election to the Board by the Corporation’s shareholders, (b) Nominee’s appointment to the Board pursuant to an agreement between the Corporation and Marcato or (c) Nominee’s not being elected as a director of the Corporation following a proxy solicitation in which Shareholder nominated (and did not withdraw) Nominee for election to the Board.  Each Nominee has also agreed to be named as a nominee in the proxy soliciting materials related to the 2017 Annual Meeting.  Pursuant to the Engagement and Indemnification Agreement, the Investment Manager has agreed to indemnify each Nominee against any losses suffered, incurred or sustained by such Nominee in connection with such Nominee’s being a member of the Slate or the solicitation of proxies in connection therewith.  The Investment Manager has further agreed to reimburse each Nominee for reasonable, documented, out-of-pocket expenses incurred as a result of such Nominee’s being a member of Slate, including, without limitation, travel expenses and expenses in connection with legal counsel retained to represent such Nominee in connection with being a member of the Slate.  The foregoing is qualified in its entirety by reference to the form of Engagement and Indemnification Agreement, a form of which is attached hereto as Exhibit I.

Other than as disclosed in this Notice, there are no arrangements or understandings between or among a Nomination Participant and any other person pursuant to which any of the Nominees are proposed to be elected.

Item 5(b)(3) of Schedule 14A.  This provision of Item 5 of Schedule 14A is not applicable to the Nomination Participants.

Item 7 of Schedule 14A.  Directors and Executive Officers.

Item 7(a) of Schedule 14A.  Item 7(a) of Schedule 14A cross-references the information required by instruction 4 to Item 103 of Regulation S-K of the Exchange Act with respect to nominees of the persons making the solicitation.  Such information is set forth below:

Instruction 4 of Item 103 to Regulation S-K.  There are no material pending legal proceedings in which any Marcato Party or Nominee or any of their respective associates is a party adverse to the Corporation or any of its subsidiaries, or material pending legal proceedings in which such Nominee or any such associate has a material interest adverse to the Corporation or any of its subsidiaries.

Item 7(b) of Schedule 14A.  Item 7(b) of Schedule 14A cross-references the information required by Item 401, Items 404(a) and (b), Item 405, and Items 407(d)(4), (d)(5) and (h) of Regulation S-K of the Exchange Act with respect to the nominees of the person making the solicitation.  Such information is set forth below:

Item 401(a) of Regulation S-K.  The following information is set forth in Exhibit F of this Notice:  name, age, any position and office with the Corporation held by each such Nominee, and the term thereof.  Each Nominee has executed a consent to being named as a Nominee and to serving as a director of the Corporation, if so elected.  Copies of such consents are attached hereto as Exhibit B.  The Investment Manager has entered into the Engagement and Indemnification Agreements with each of the Nominees as described in the response to Item 5(b)(2) of Schedule 14A as set forth in Section I(a)(iii) of this Notice.  A copy of the form Engagement and Indemnification Agreement is attached hereto as Exhibit I. The initial term of each Nominee, if elected, would be until the 2018 annual meeting of the shareholders of the Corporation, and until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal as provided by statute, in accordance with the Bylaws.

Item 401(b) and (c) of Regulation S-K.  These provisions of Item 401 of Regulation S-K are not applicable to the Nominees.

Item 401(d) of Regulation S-K.  There exist no family relationships between any Nominee and any director or executive officer of the Corporation.

Item 401(e)(1) and (2) of Regulation S-K.  The following information is set forth on Exhibit F of this Notice:  (a) name, age, any position and office with the Corporation held by each such Nominee, and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years, the name and principal business of any corporation or other organization in which such occupation or employment was carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of the Corporation), a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director for the Corporation as of the date hereof, in light of the Corporation’s business and structure (including such material information beyond the past five years and information on the Nominee’s particular area of expertise or other relevant qualifications), and (b) any directorships held by such person during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.  Other than as set forth in this Notice, no occupation or employment is or was, during such period, carried on by any Nominee with the Corporation or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Corporation, and none of the Nominees has ever served on the Board.

Item 401(f) of Regulation S-K.  During the last ten years, the Nominees have not been involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Corporation.

Items 401(g) of Regulation S-K.  This provision of Item 401 of Regulation S-K is not applicable to the Nominees.

Item 404(a) of Regulation S-K.  Other than as disclosed in this Notice, no Nominee and no associate of any Nominee has had or will have a direct or indirect material interest in any transaction since the beginning of the Corporation’s last fiscal year or any currently proposed transaction in which the Corporation was or is to be a participant and the amount involved exceeds $120,000.

Item 404(b) of Regulation S-K.  This provision of Item 404 of Regulation S-K is not applicable to the Nominees.

Item 405 of Regulation S-K.  This provision of Item 405 of Regulation S-K is not applicable to the Nominees because the Nominees are not directors, officers or ten percent holders of the Corporation.

Item 407(d)(4), (d)(5) and (h) of Regulation S-K.  These provisions of Item 407 of Regulation S-K are not applicable to the Nominees.

Item 7(c) of Schedule 14A.  Item 7(c) of Schedule 14A cross-references the information required by Item 407(a) of Regulation S-K of the Exchange Act.

Item 407(a) of Regulation S-K.  The principles of corporate governance of the Corporation, which are available on the Corporation’s website at http://files.shareholder.com/downloads/BWLD/3391768039x0x481463/31620871-A829-43EC-A2E18BEFBE0644FD/Principles_of_Corporate_Governance.pdf, set forth guidelines to assist the Board in making a determination whether a director has a material relationship with the Corporation.  No Marcato Party has any knowledge of any facts that would prevent the determination that each of the Nominees is independent under the applicable standards.

Item 7(d) of Schedule 14A.  Item 7(d) of Schedule 14A cross-references the information required by Item 407(b), (c)(1), (c)(2), (d)(1), (d)(2), (d)(3), (e)(1), (e)(2), (e)(3) and (f) of Regulation S-K of the Exchange Act.  These provisions of Item 407 of Regulation S-K are not applicable to the Nominees.

Item 7(e) of Schedule 14A.  Item 7(e) of Schedule 14A is not applicable to the Nominees.

Item 7(f) of Schedule 14A.  Item 7(f) of Schedule 14A is not applicable to the Nominees.

Item 7(g) of Schedule 14A.  Item 7(g) of Schedule 14A is not applicable to the Nominees.

Item 8 of Schedule 14A.  Compensation of Directors and Executive Officers.

Item 8 of Schedule 14A cross-references the information required by Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K of the Exchange Act with respect to each nominee of the person making the solicitation and associates of such nominee.  Such information is set forth below:

Item 402(a)-(j) of Regulation S-K.  None of the Nominees or any of their respective associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Corporation that is required to be disclosed under, or is subject to any arrangement described in, these paragraphs of Item 402 of Regulation S-K.

Item 402(k) of Regulation S-K.  Other than as set forth elsewhere in this Notice, no Nomination Participant is aware of any other arrangements pursuant to which any director of the Corporation was to be compensated for services during the Corporation’s last fiscal year.

Item 402(l)-(s) of Regulation S-K.  These provisions of Item 402 of Regulation S-K are not applicable to the Nomination Participants.

Item 407(e)(4) of Regulation S-K.  Other than as set forth elsewhere in this Notice, there are no interlocking relationships that would have required disclosure under these paragraphs of Item 407 of Regulation S-K, had the Nominees been directors of the Corporation.

Item 407(e)(5) of Regulation S-K.  This provision of Item 407 of Regulation S-K is not applicable to the Nomination Participants.

b.	Information with Respect to Nominees Pursuant to Section 2.9(A)(2)(c) of Article 2 of the Bylaws

The following information constitutes all of the information required to be provided by the Shareholder pursuant to the Shareholder Notice Requirements, as to the Nominees that the Shareholder proposes to nominate for election to the Board.

i.	Information Pursuant to Section 2.9(A)(2)(c)(i) of Article 2 of the Bylaws

As required by the Shareholder Notice Requirements, the following information, together with the information set forth elsewhere in this Notice, constitutes any other information relating to the Nominees that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations promulgated thereunder.  To the extent applicable, the information set forth elsewhere in this Notice is incorporated herein by reference.

Item 4 of Schedule 14A.  Persons Making the Solicitation.

Item 4(b)(1) of Schedule 14A.  The solicitation for election of the Nominees will be made by the Marcato Parties.  Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, internet, in person and by advertisements.  By virtue of Instruction 3 of Item 4 of Schedule 14A, the Nomination Participants may be considered participants in the solicitation.

Item 4(b)(2) of Schedule 14A.  Solicitations may also be made by certain of the respective partners, directors, officers, members and employees of the Marcato Parties, none of whom will, except as described elsewhere in this Notice, receive additional compensation for such solicitation.  The Nominees may make solicitations of proxies but, except as described herein will not receive compensation for such solicitation or acting as nominees.

Item 4(b)(3) of Schedule 14A. Innisfree has been retained to provide solicitation and advisory services in connection with the 2017 Annual Meeting.  Innisfree will receive a fee in an amount not to exceed $400,000 and reimbursement of reasonable documented out-of-pocket expenses for its services to the Marcato Parties in connection with the solicitation.  Approximately 35 people may be employed by Innisfree to solicit proxies from the Corporation’s shareholders for the 2017 Annual Meeting.  The Investment Manager has agreed to indemnify Innisfree in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation.  Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Shares held as of the record date.  The Investment Manager will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Item 4(b)(4) of Schedule 14A.  The total amount to be spent in furtherance of, or in connection with, the solicitation of proxies for the 2017 Annual Meeting is not yet determinable, and approximately $50,000 has been spent to date.

Item 4(b)(5) of Schedule 14A.  The entire expense of soliciting proxies for the 2017 Annual Meeting by the Marcato Parties or on the Marcato Parties’ behalf is being borne by the Marcato Parties.  The Marcato Parties have not yet determined whether they intend to seek reimbursement of such solicitation expenses.

Item 4 (b)(6) of Schedule 14A. Item 4(b)(6) of Schedule 14A is not applicable at the time of this Notice.

Item 5 of Schedule 14A.  Interest of Certain Persons in Matters to be Acted Upon.

Item 5(b)(1) of Schedule 14A.  Information as to any substantial interest, direct or indirect, by virtue of security holdings or otherwise, in the Nomination Proposal, as specified in this Notice, with respect to the Nomination Participants, is set forth herein.

Except as otherwise set forth elsewhere in this Notice, none of the Nomination Participants beneficially owns any securities of the Corporation or has any personal ownership interest, direct or indirect, in any securities of the Corporation.

As of the date hereof, Shareholder is the direct record owner of 2,000 Shares and the beneficial owner of 950,000 Shares.

In addition, as of the date hereof, the Investment Manager, Mr. McGuire and Shareholder may each be deemed to be the beneficial owners of the Marcato Shares which constitute approximately 5.2% of the Shares, based upon 18,202,127 Shares outstanding as of October 25, 2016, as reported in the Corporation’s Quarterly Report on Form 10-Q for quarter ended September 25, 2016.  Shareholder may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares.  The Investment Manager, as the investment manager of Shareholder, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, may be deemed to be the beneficial owner of such Shares.  By virtue of Mr. McGuire’s position as managing partner of the Investment Manager, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, may be deemed to be the beneficial owner of the Marcato Shares.

Mr. McGuire could be considered to have an indirect interest in the Nomination Proposal as described below.  Mr. McGuire is the managing partner of the Investment Manager, which is the investment manager of Shareholder.  Through this role, Mr. McGuire controls the investment and voting decisions of Shareholder with respect to any securities held by Shareholder, including any shares of Common Stock of the Corporation held by Shareholder.  The Investment Manager is, pursuant to an investment management agreement with Shareholder, entitled to management fees that are customary in the investment management industry from Shareholder, which fees are based in part on the value of Shareholder’s investment portfolio, of which shares of Common Stock of the Corporation form a part as of the date of this Notice.  An entity controlled by Mr. McGuire is also entitled to performance-based fees that are customary in the investment management industry from Shareholder, which are based on the increase in value of Shareholder’s investment portfolio, of which shares of the Corporation form a part as of the date of this Notice.  Mr. McGuire is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients, and as such could be considered to have an interest in the Nomination Proposal.

The Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the Nominees will receive (a) from the Investment Manager for Nominee’s election to the Board by the Corporation’s shareholders and (b) from the Corporation as a director, if elected to the Board, and as described elsewhere in this Notice.

Item 5(b)(1)(i) of Schedule 14A.  Set forth in Exhibit E and Exhibit F of this Notice are the names and business addresses of each of the Nomination Participants.

Item 5(b)(1)(ii) of Schedule 14A.  Set forth in Exhibit E and Exhibit F of this Notice are (a) the present principal occupation or employment of each of the Nomination Participants and (b) the name, principal business and address of any corporation or other organization in which such employment is carried on, in each case, with respect to each of the Nominees, which information is incorporated herein by reference.

Item 5(b)(1)(iii) of Schedule 14A.  During the past ten years, no Nomination Participant has been convicted in a criminal proceeding or is subject to a criminal proceeding that is pending as of this Notice (excluding traffic violations or similar misdemeanors).

Item 5(b)(1)(iv) of Schedule 14A.  Additional information relating to the beneficial ownership of Shares by the Nominees is set forth on Exhibit G and is incorporated herein by reference.  Other than as set forth in the response to this Item 5(b)(1)(iv) of Schedule 14A as set forth in Section I(a)(iii) of this Notice with respect to the Nomination Participants, none of the Nomination Participants own Shares beneficially, directly or indirectly, or of record.

Item 5(b)(1)(v) of Schedule 14A.  Other than as set forth in this Notice, none of the Nomination Participants owns any securities of the Corporation of record but not beneficially.

Item 5(b)(1)(vi) of Schedule 14A. A list of all securities of the Corporation purchased or sold by the Nomination Participants within the past two years as well as the dates on which they were purchased or sold and the amount purchased or sold on each such date is set forth in Exhibit G and is incorporated herein by reference.

In connection with the Restructuring resulting in the transfer of the direct ownership of Shares from other affiliated funds to Shareholder, (a) on December 30, 2016, (i) Marcato II, L.P. contributed all of its 26,270 Shares to Marcato, L.P., (ii) Marcato, L.P. issued limited partnership interests in exchange for such Shares and (iii) Marcato II, L.P. distributed such interests to its limited partners in-kind and such limited partners became limited partners of Marcato, L.P. and (b) on January 3, 2017, Marcato, L.P. contributed all of its 283,057 Shares (which Shares include all 100 Shares previously held by its wholly-owned subsidiary, Marcato NY LLC and all 26,270 Shares previously held by Marcato II, L.P.) to Shareholder, in exchange for shares of Shareholder.  The Restructuring did not constitute a change in numbers of Shares beneficially owned by either the Investment Manager or Mr. McGuire.

Item 5(b)(1)(vii) of Schedule 14A.  Other than as disclosed in this Notice, no part of the purchase price or market value of any securities of the Corporation described in Exhibit G are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any Nomination Participant.

Item 5(b)(1)(viii) of Schedule 14A.  Other than as set forth in this Notice, no Nomination Participant is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.  The Shares which Shareholder holds in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such Shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.

Item 5(b)(ix) of Schedule 14A.  Other than as set forth in this Notice, no associates of any Nomination Participant own any securities of the Corporation beneficially, directly or indirectly.

Item 5(b)(x) of Schedule 14A.  Other than as set forth in this Notice, no Nomination Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Corporation.

Item 5(b)(1)(xi) of Schedule 14A.  Item 5(b)(1)(xi) of Schedule 14A cross-references the information required by Item 404(a) of Regulation S-K of the Exchange Act with respect to each Nomination Participant in the solicitation or any associates of such Nominee.  Such information is set forth below:

Item 404(a) of Regulation S-K.  Other than as set forth in this Notice, no Nomination Participant and no associate of any Nomination Participant has had or will have a direct or indirect material interest in any transaction since the beginning of the Corporation’s last fiscal year or any currently proposed transactions in which the Corporation was or is to be a participant and the amount involved exceeds $120,000.

Item 5(b)(1)(xii)(A) and (B) of Schedule 14A.  The information set forth in the Marcato Parties’ previously filed Schedule 13D (and the amendments thereto) with respect to the Corporation, including the letters and presentations attached as exhibits thereto, is set forth in Exhibit H attached hereto and is incorporated herein by reference.

According to the Corporation’s public filings, each non-employee director receives an annual cash retainer of $60,000.  The additional cash retainer for the Board chair is $25,000, the additional cash retainer for chair of the Audit Committee is $20,000, the additional cash retainer for chair of the Compensation Committee is $16,000, the additional cash retainer for the chair of the Governance Committee is $10,000 and the additional cash retainer for the chair of the Executive Committee is $5,000.  The additional cash retainer for the non-chair members of the Executive Committee is $4,000 and for the non-chair members of the Audit, Compensation, Governance and Compliance Committees is $8,000.  Each non-employee director received an annual unrestricted grant of Corporation common stock approximately equal in value to $95,000 and subject to certain stock ownership guidelines.

The Nomination Participants believe that the Corporation maintains, at its expense, a policy of insurance which insures its directors and officers.  The Bylaws also contain a provision that provides for indemnification of officers and directors to the fullest extent permitted under Minnesota Statutes, Section 302A.521.  The Charter also contains a provision eliminating the personal liability of a director to the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The Marcato Parties expect that the Nominees, if elected, will be indemnified for service as directors of the Corporation to the same extent indemnification is provided to the current directors of the Corporation under the Bylaws and the Charter and be covered by the policy of insurance which insures the Corporation’s directors and officers.

The Nomination Participants disclaim any responsibility for the accuracy of the foregoing information extracted from the Corporation’s public filings.

Other than as disclosed in the response to Item 5(b)(2) of Schedule 14A as set forth in Section II(a)(iii) of this Notice, the Nominees will not receive any compensation from the Marcato Parties to serve as nominees or as directors, if elected, of the Corporation.

Each Nominee has executed a written consent agreeing to be a nominee for election as a director of the Corporation and to serve as a director, if so elected, which consents are attached hereto as Exhibit B.

Other than as set forth in this Notice, no Nomination Participant and no associate of any Nomination Participant has any arrangements or understandings with any person or persons with respect to any future employment by the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

Item 5(b)(2) of Schedule 14A.  In consideration of the Nominees’ agreement to be a member of the Slate, the Investment Manager, on behalf of the funds it advises, and each Nominee have entered into an Engagement and Indemnification Agreement, pursuant to which each Nominee, other than Mr. McGuire, received a $25,000 payment upon execution of the Engagement and Indemnification Agreement and, if each Nominee serves on the Slate and does not withdraw, will be entitled to an additional $25,000 upon the earlier to occur of (a) Nominee’s election to the Board by the Corporation’s shareholders, (b) Nominee’s appointment to the Board pursuant to an agreement between the Corporation and Marcato or (c) Nominee’s not being elected as a director of the Corporation following a proxy solicitation in which Shareholder nominated (and did not withdraw) Nominee for election to the Board.  Each Nominee has also agreed to be named as a nominee in the proxy soliciting materials related to the 2017 Annual Meeting.  Pursuant to the Engagement and Indemnification Agreement, the Investment Manager has agreed to indemnify each Nominee against any losses suffered, incurred or sustained by such Nominee in connection with such Nominee’s being a member of the Slate or the solicitation of proxies in connection therewith.  The Investment Manager has further agreed to reimburse each Nominee for reasonable, documented, out-of-pocket expenses incurred as a result of such Nominee’s being a member of Slate, including, without limitation, travel expenses and expenses in connection with legal counsel retained to represent such Nominee in connection with being a member of the Slate.  The foregoing is qualified in its entirety by reference to the form of Engagement and Indemnification Agreement, a form of which is attached hereto as Exhibit I.

Other than as disclosed in this Notice, there are no arrangements or understandings between or among the Marcato Parties and any other person pursuant to which any of the Nominees are proposed to be elected.

Item 5(b)(3) of Schedule 14A.  This provision of Item 5 of Schedule 14A is not applicable to the Nominees.

Item 7 of Schedule 14A.  Directors and Executive Officers.

Item 7(a) of Schedule 14A.  Item 7(a) of Schedule 14A cross-references the information required by Instruction 4 to Item 103 of Regulation S-K of the Exchange Act with respect to nominees of the persons making the solicitation.  Such information is set forth below:

Instruction 4 of Item 103 to Regulation S-K.  There are no material pending legal proceedings in which any of the Nominees or any of their respective associates is a party adverse to the Corporation or any of its subsidiaries, or material pending legal proceedings in which such Nominee or any such associate has a material interest adverse to the Corporation or any of its subsidiaries.

Item 7(b) of Schedule 14A.  Item 7(b) of Schedule 14A cross-references the information required by Item 401, Items 404(a) and (b), Item 405, and Items 407(d)(4), (d)(5) and (h) of Regulation S-K of the Exchange Act with respect to the nominees of the person making the solicitation.  Such information is set forth below:

Item 401(a) of Regulation S-K.  The following information is set forth in Exhibit F of this Notice:  name, age, any position and office with the Corporation held by each such Nominee, and the term thereof.  Each Nominee has executed a consent to being named as a Nominee and to serving as a director of the Corporation, if so elected.  Copies of such consents are attached hereto as Exhibit B.  The Investment Manager has entered into the Engagement and Indemnification Agreements with each of the Nominees as described in the response to Item 5(b)(2) of Schedule 14A as set forth in Section II(a)(iii) of this Notice.  A copy of the form Engagement and Indemnification Agreement is attached hereto as Exhibit I.  The initial term of each Nominee, if elected, would be until the 2018 annual meeting of the shareholders of the Corporation, and until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal as provided by statute, in accordance with the Bylaws.

Item 401(b) and (c) of Regulation S-K.  These provisions of Item 401 of Regulation S-K are not applicable to the Nominees.

Item 401(d) of Regulation S-K.  There exist no family relationships between any Nominee and any director or executive officer of the Corporation.

Item 401(e)(1) and (2) of Regulation S-K.  The following information is set forth on Exhibit F of this Notice:  (a) name, age, any position and office with the Corporation held by each such Nominee, and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years, the name and principal business of any corporation or other organization in which such occupation or employment was carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of the Corporation), a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director for the Corporation as of the date hereof, in light of the Corporation’s business and structure (including such material information beyond the past five years and information on the Nominee’s particular area of expertise or other relevant qualifications), and (b) any directorships held by such person during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.  Other than as set forth in this Notice, no occupation or employment is or was, during such period, carried on by any Nominee with the Corporation or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Corporation, and none of the Nominees has ever served on the Board.

Item 401(f) of Regulation S-K.  During the last ten years, the Nominees have not been involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Corporation.

Items 401(g) of Regulation S-K.  This provision of Item 401 of Regulation S-K is not applicable to the Nominees.

Item 404(a) of Regulation S-K.  Other than as disclosed in this Notice, no Nomination Participant and no associate of any Nomination Participant has had or will have a direct or indirect material interest in any transaction since the beginning of the Corporation’s last fiscal year or any currently proposed transaction in which the Corporation was or is to be a participant and the amount involved exceeds $120,000.

Item 404(b) of Regulation S-K.  This provision of Item 404(b) of Regulation S-K is not applicable to the Nominees.

Item 405 of Regulation S-K.  This provision of Item 405 of Regulation S-K is not applicable to the Nominees because the Nominees are not directors, officers or ten percent holders of the Corporation.

Item 407(d)(4), (d)(5) and (h) of Regulation S-K.  These provisions of Item 407 of Regulation S-K are not applicable to the Nominees.

Item 7(c) of Schedule 14A.  Item 7(c) of Schedule 14A cross-references the information required by Item 407(a) of Regulation S-K of the Exchange Act.

Item 407(a) of Regulation S-K.  The principles of corporate governance of the Corporation, which are available on the Corporation’s website at http://files.shareholder.com/downloads/BWLD/3391768039x0x481463/31620871-A829-43EC-A2E18BEFBE0644FD/Principles_of_Corporate_Governance.pdf, set forth guidelines to assist the Board in making a determination whether a director has a material relationship with the Corporation.  No Marcato Party has any knowledge of any facts that would prevent the determination that each of the Nominees is independent under the applicable standards.

Item 7(d) of Schedule 14A.  Item 7(d) of Schedule 14A cross-references the information required by Item 407(b), (c)(1), (c)(2), (d)(1), (d)(2), (d)(3), (e)(1), (e)(2), (e)(3) and (f) of Regulation S-K of the Exchange Act.  These provisions of Item 407 of Regulation S-K are not applicable to the Nominees.

Item 7(e) of Schedule 14A.  Item 7(e) of Schedule 14A is not applicable to the Nominees.

Item 7(f) of Schedule 14A.  Item 7(f) of Schedule 14A is not applicable to the Nominees.

Item 7(g) of Schedule 14A.  Item 7(g) of Schedule 14A is not applicable to the Nominees.

Item 8 of Schedule 14A.  Compensation of Directors and Executive Officers.

Item 8 of Schedule 14A cross-references the information required by Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K of the Exchange Act with respect to each nominee of the person making the solicitation and associates of such nominee.  Such information is set forth below:

Item 402(a)-(j) of Regulation S-K.  None of the Nominees or any of their respective associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Corporation that is required to be disclosed under, or is subject to any arrangement described in, these paragraphs of Item 402 of Regulation S-K.

Item 402(k) of Regulation S-K.  Other than as set forth elsewhere in this Notice, no Nominee is aware of any other arrangements pursuant to which any director of the Corporation was to be compensated for services during the Corporation’s last fiscal year.

Item 402(l)-(s) of Regulation S-K.  These provisions of Item 402 of Regulation S-K are not applicable to the Nominees.

Item 407(e)(4) of Regulation S-K.  Other than as set forth elsewhere in this Notice, there are no interlocking relationships that would have required disclosure under these paragraphs of Item 407 of Regulation S-K, had the Nominees been directors of the Corporation.

Item 407(e)(5) of Regulation S-K.  This provision of Item 407 of Regulation S-K is not applicable to the Nominees.

ii.	Information Pursuant to Section 2.9(A)(2)(c)(ii) of Article 2 of the Bylaws

Mr. McGuire is the managing partner of the Investment Manager, which is the investment manager of Shareholder.  Through this role, Mr. McGuire controls the investment and voting decisions of Shareholder with respect to any securities held by Shareholder, including any shares of Common Stock of the Corporation held by Shareholder.  The Investment Manager is, pursuant to an investment management agreement with Shareholder, entitled to management fees that are customary in the investment management industry from Shareholder, which fees are based in part on the value of Shareholder’s investment portfolio, of which shares of Common Stock of the Corporation form a part as of the date of this Notice.  An entity controlled by Mr. McGuire is also entitled to performance-based fees that are customary in the investment management industry from Shareholder, which are based on the increase in value of Shareholder’s investment portfolio, of which shares of the Corporation form a part as of the date of this Notice.  Mr. McGuire is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients, and as such could be considered to have an interest in the Nomination Proposal.

Other than as disclosed in response to Item 5(b)(2) of Schedule 14A as set forth in Section III(c)(i) of this Notice, there are no direct or indirect compensation or other material monetary agreements, arrangements or understandings during the past three years, or any other material relationships, between or among the Marcato Parties, or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and any Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Marcato Parties, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Nominee were a director or executive officer of such registrant.

c.	Information with Respect to Nominees Pursuant to Section 2.9(A)(2)(d) of Article 2 of the Bylaws

This Notice also attaches as Exhibit C hereto each Nominee’s completed and signed Initial Questionnaire for Director Nominees and as Exhibit D hereto each Nominee’s completed and signed Supplemental Questionnaire for Directors and Director Nominees (which contains a written representation and agreement executed by each of the Nominees required by Section 2.9(D) of Article 2 of the Bylaws).

II.	Notice of Shareholder Proposal.
a.	Information with Respect to the Shareholder Proposal Pursuant to Section 2.9(A)(2)(a) of Article 2 of the Bylaws

The following information constitutes all of the information required to be provided by the Shareholder pursuant to the Shareholder Notice Requirements, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the Shareholder Proposal is made.

i.	Information Pursuant to Section 2.9(A)(2)(a)(i) of Article 2 of the Bylaws

The name and address of Shareholder, as it appears on the Corporation’s books, is set forth below:

Marcato International Master Fund, Ltd.
c/o Marcato Capital Management LP
Four Embarcadero Center
Suite 2100
San Francisco, CA 94111

In light of the unclear scope of the phrase “beneficial owner, if any, on whose behalf the nomination or proposal is made” as set forth in Section 2.9(A)(2)(a) of Article 2 of the Bylaws, we are also including below the name and address of each Marcato Party.

Marcato Capital Management LP
Four Embarcadero Center
Suite 2100
San Francisco, CA 94111

Richard T. McGuire III
Four Embarcadero Center
Suite 2100
San Francisco, CA 94111

ii.	Information Pursuant to Section 2.9(A)(2)(a)(ii) of Article 2 of the Bylaws

A.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(A) of Article 2 of the Bylaws

Set forth below are the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by the Marcato Parties.

As of the date hereof, Shareholder:
•	is the holder of record of 2,000 Shares; and
•	hold 948,000 Shares in “street name.”

Each of the Investment Manager and Mr. McGuire may be deemed a “beneficial owner” (as such term is used in the Bylaws) of all such Corporation securities listed above, but none of the foregoing is the holder of such securities in “street name” or of record.

B.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(B) of Article 2 of the Bylaws

Other than as set forth in this Notice, there are no Derivative Instruments directly or indirectly owned beneficially by any Marcato Party and no Marcato Party has any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation.

C.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(C) of Article 2 of the Bylaws

Other than as set forth in this Notice, there is no other proxy, contract, arrangement, understanding, or relationship pursuant to which any Marcato Party has a right to vote any shares of any security of the Corporation.

D.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(D) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party has any short interest in any security of the Corporation (for purposes of this Notice a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security).

E.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(E) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party has any rights to dividends on the shares of the Corporation owned beneficially by such Marcato Party that are separated or separable from the underlying shares of the Corporation.

F.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(F) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party has any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Marcato Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner.

G.	Information Pursuant to Section 2.9(A)(2)(a)(ii)(G) of Article 2 of the Bylaws

Other than as set forth in this Notice, no Marcato Party is entitled to any performance related fees (other than an asset-based fee) based on any increase or decrease in the value of shares of the Corporation or Derivative Instrument, as of the date of this Notice, including without limitation, any such interests held by members of such Marcato Party’s immediate family sharing the same household.

Mr. McGuire is the managing partner of the Investment Manager, which is the investment manager of Shareholder.  Through this role, Mr. McGuire controls the investment and voting decisions of Shareholder with respect to any securities held by Shareholder, including any shares of Common Stock of the Corporation held by Shareholder.  The Investment Manager is, pursuant to an investment management agreement with Shareholder, entitled to management fees that are customary in the investment management industry from

Shareholder, which fees are based in part on the value of Shareholder’s investment portfolio, of which shares of Common Stock of the Corporation form a part as of the date of this Notice.  An entity controlled by Mr. McGuire is also entitled to performance-based fees that are customary in the investment management industry from Shareholder, which fees are based on the increase in value of Shareholder’s investment portfolio, of which shares of the Corporation form a part as of the date of this Notice.  Mr. McGuire is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients.

iii.	Information with Respect to the Shareholder Proposal Pursuant to Section 2.9(A)(2)(a)(iii) of Article 2 of the Bylaws

Set forth below is all information relating to the Marcato Parties that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the Shareholder Proposal pursuant to Section 14 under the Exchange Act.

Item 4 of Schedule 14A.  Persons Making the Solicitation.

Item 4(a)(1) of Schedule 14A.  This provision of Item 4 of Schedule 14A is not applicable to the Marcato Parties.

Item 4(a)(2) of Schedule 14A.  The solicitation in connection with the Shareholder Proposal will be made by the Marcato Parties.  By virtue of Instruction 3 of Item 4 of Schedule 14A, the Marcato Parties may be considered participants in the solicitation.

Item 4(a)(3) of Schedule 14A.  The information included under the heading “Item 4 of Schedule 14A.  Persons Making the Solicitation” in Section I(a)(iii) of this Notice regarding the methods of solicitation to be employed, the material features of any contract or arrangement for such solicitation with specially engaged employees or paid solicitors and the cost or anticipated cost thereof, is incorporated herein by reference.

Item 4(a)(4) of Schedule 14A.  The information included under the heading “Item 4 of Schedule 14A.  Persons Making the Solicitation” in Section I(a)(iii) of this Notice regarding the names of persons by whom the cost of solicitation will be borne, directly or indirectly, is incorporated herein by reference.

 Item 5 of Schedule 14A.  Interest of Certain Persons in Matters to be Acted Upon.

Item 5(a)(1) of Schedule 14A.  This provision of Item 5 of Schedule 14A is not applicable to the Marcato Parties.

Item 5(a)(2) of Schedule 14A.  Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in the Shareholder Proposal with respect to the Marcato Parties is described in the response to Item 5(b)(1) of Schedule 14A as set forth in Section I(a)(iii) of this Notice with respect to the Nomination Proposal is incorporated herein by reference mutatis mutandis with respect to the Shareholder Proposal.  Except as otherwise set forth in this Notice, none of the Marcato Parties and no associate of the Marcato Parties has any substantial interest, direct or indirect, by security holdings or otherwise, in the Shareholder Proposal.

 Item 5(a)(3) of Schedule 14A.  Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in the Shareholder Proposal with respect to the Nominees is described in the response to Item 5(b)(1) of Schedule 14A as set forth in Section I(a)(iii) of this Notice with respect to the Nomination Proposal is incorporated herein by reference mutatis mutandis with respect to the Shareholder Proposal.  Except as set forth elsewhere in this Notice, none of the Nominees and no associates of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in the Shareholder Proposal.

Item 5(a)(4) of Schedule 14A.  Except as otherwise set forth in this Notice, no associate of the Marcato Parties or any of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in the Shareholder Proposal.

Item 5(a)(5) of Schedule 14A.  This provision of Item 5 of Schedule 14A is not applicable to the Marcato Parties.

Item 19 of Schedule 14A.  Amendment of Charter, Bylaws or Other Documents.

Pursuant to Section 9.1 of Article 9 of the Bylaws, the Board is authorized to make, alter, amend or repeal the Bylaws without the approval of the shareholders (other than with respect to fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office and in any event subject to the power of the shareholders to change or repeal the Bylaws).  Chapter 302A.181, Subdivision 3 of the Minnesota Business Corporation Act provides that shareholders holding three percent or more of the voting power of the shares entitled to vote may propose an amendment to the Bylaws and submit the amendment to shareholders for approval.

The Marcato Parties believe that in order to ensure that the will of the Corporation’s shareholders with respect to this proxy solicitation is upheld, no effect should be given to any provision or amendment to the Bylaws unilaterally adopted by the Board after the date of the most recent publicly disclosed Bylaws, which is May 21, 2009.  Shareholders are therefore being asked to adopt a resolution that would repeal any provision of the Bylaws or amendment to the Bylaws that the Board adopted or adopts after May 21, 2009 and before any of our Nominees join the Board, if elected, including, without limitation, any amendments the Board has adopted without public disclosure or might adopt in an effort to impede the effectiveness of the Marcato Parties’ nomination of its Nominees, negatively impact the Marcato Parties’ ability to solicit and/or obtain proxies from shareholders, contravene the will of the shareholders expressed in those proxies or modify the Corporation’s corporate governance regime. The Marcato Parties are not currently aware of any specific Bylaw provisions that would be repealed by the adoption of the Shareholder Proposal.

b.	Information with Respect to Shareholder Proposal Pursuant to Section 2.9(A)(2)(b) of Article 2 of the Bylaws

The following information constitutes all of the information required to be provided by the Shareholder pursuant to the Shareholder Notice Requirements, as to the Shareholder Proposal that the Shareholder proposes to bring before the 2017 Annual Meeting.

i.	Information Pursuant to Section 2.9(A)(2)(b)(i) of Article 2 of the Bylaws

A.	A Brief Description of the Shareholder Proposal Desired to be Brought Before the Meeting

Shareholders of the Corporation are being asked to adopt a resolution that would repeal any provision of the Bylaws or amendment to the Bylaws that the Board adopted or adopts after May 21, 2009 and before any of the Nominees join the Board.  Pursuant to Section 9.1 of Article 9 of the Bylaws, the Board is authorized to make, alter, amend or repeal the Bylaws without the approval of the shareholders (other than with respect to fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office and in any event subject to the power of the shareholder to change or repeal the Bylaws).  Chapter 302A.181, Subdivision 3 of the Minnesota Business Corporation Act provides that shareholders holding three percent or more of the voting power of the shares entitled to vote may propose an amendment to the Bylaws and submit the amendment to shareholders for approval. Pursuant to Minnesota law, this amendment may be adopted without Board approval by the affirmative vote of the holders of the greater of a majority of the voting power of (a) the shares present and entitled to vote or (b) the minimum number of shares entitled to vote that would constitute a quorum at the next regular or special meeting.

Shareholder intends to present the following resolution for a vote of shareholders at the 2017 Annual Meeting:

RESOLVED, that each provision or amendment of the Bylaws adopted by the Board without the approval of the Corporation’s shareholders subsequent to May 21, 2009 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Corporation’s shareholders.

Shareholder intends to propose the Shareholder Proposal at the commencement of the 2017 Annual Meeting before any other matter is addressed or voted upon by the shareholders of the Corporation at the 2017 Annual Meeting, including the election of directors.

B.	The Reasons for Conducting the Shareholder Proposal at the Meeting

The Marcato Parties believe that in order to ensure that the will of the Corporation’s shareholders with respect to this proxy solicitation is upheld, no effect should be given to any provision or amendment to the Bylaws unilaterally adopted by the Board after the date of the most recent publicly disclosed Bylaws, which is May 21, 2009.  Shareholders are therefore being asked to adopt a resolution that would repeal any provision of the Bylaws or amendment to the Bylaws that the Board adopted or adopts after May 21, 2009 and before any of our Nominees join the Board, if elected, including, without limitation, any amendments the Board has adopted without public disclosure or might adopt in an effort to impede the effectiveness of the Marcato Parties’ nomination of its Nominees, negatively impact the Marcato Parties’ ability to solicit and/or obtain proxies from shareholders, contravene the will of the shareholders expressed in those proxies or modify the Corporation’s corporate governance regime. The Marcato Parties are not currently aware of any specific Bylaw provisions that would be repealed by the adoption of the Shareholder Proposal.

C.	Any Material Interest of the Marcato Parties in the Shareholder Proposal

The response to Item 5(a)(2) of Schedule 14A as set forth in Section II(a)(iii) of this Notice with respect to the Nomination Proposal is incorporated herein by reference mutatis mutandis with respect to the Shareholder Proposal.  To the extent that the adoption of the Shareholder Proposal could have the effect of counteracting any unilateral adoption, amendment or repeal of the Bylaws by the Board that purports to impede the effectiveness of the Nomination Proposal, negatively impact the Marcato Parties’ ability to solicit and/or obtain proxies from shareholders of the Corporation, contravene the will of the shareholders of the Corporation expressed in those proxies or modify the Corporation’s corporate governance regime, the Marcato Parties could be considered to have an interest in the Shareholder Proposal.  The Marcato Parties intend to vote the Shares owned by it in favor of the Shareholder Proposal.  Except as otherwise set forth in this Notice, the Marcato Parties have no material interest in the Shareholder Proposal.

ii.	Information Pursuant to Section 2.9(A)(2)(b)(ii) of Article 2 of the Bylaws

Other than as set forth in this Notice, there are no other agreements, arrangements or understandings between the Marcato Parties and any other person in connection with the proposal of the Shareholder Proposal by the Shareholder.

*  *  *

Disclosure in any section of this Notice (including all exhibits attached hereto) shall be deemed to apply to all other sections of this Notice.  Shareholder believes that this Notice satisfies the requirements set forth in the Bylaws.  Certain information set forth in this Notice is additional information which may not be required by the Bylaws but which is included for completeness.  The fact that any item of information not expressly required by the Bylaws is disclosed in this Notice shall not be construed to mean that such information is required to be disclosed herein.

The information included herein represents the best knowledge of Shareholder and the other Marcato Parties as of the date hereof.  Shareholder reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Corporation as soon as reasonably practicable, although except as otherwise stated herein, Shareholder does not commit to update any information which may change from and after the date hereof.  If there are no changes to the information set forth herein as of (a) the voting record date for the 2017 Annual Meeting and/or (b) the date that is ten (10) days prior to the 2017 Annual Meeting, then in each case this Notice shall serve as the update and supplement contemplated by Section 2.9(A)(2)(a)(ii) of Article 2 of the Bylaws, and no further supplement shall need to be provided.

Shareholder requested the questionnaire and representation and agreement for director nominees referenced in Section 2.9(D) of Article 2 of the Bylaws pursuant to a letter to the Corporation’s Secretary dated December 21, 2017.  Almost two weeks after this request was made, Shareholder received an initial and supplemental questionnaire in an email sent by the Corporation’s outside counsel on January 3, 2017.  These questionnaires, which according to the Corporation’s outside counsel are “substantially similar” to what the Corporation has historically used for new directors, appear to go beyond the scope of what is required for disclosure under the Corporation’s Bylaws and Schedule 14A of the Exchange Act.  The Nominees have been as responsive as possible in fully and accurately completing the questionnaire and the answers provided by the Nominees’ represent their best efforts to provide the information requested by the Corporation.  All information set forth herein relating to the Nominees has been furnished to Shareholder by the Nominees.

If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees at the 2017 Annual Meeting, or if any individual nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to any and all other Nominees, including any replacement nominees, nominated by Shareholder on behalf of the Marcato Parties.

Shareholder reserves the right to give further notice of additional nominations or any business to be made or conducted at the 2017 Annual Meeting or any other meeting of the Corporation’s Shareholders.  In addition to the foregoing, Shareholder reserves the right to further nominate, substitute or add additional persons in the event (a) the Corporation purports to increase the number of directorships, (b) the Corporation makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Nominees or any additional nominee nominated pursuant to the foregoing and/or (c) any Nominee is unable or hereafter becomes unwilling for any reason to serve as a director.  Additional nominations made pursuant to the preceding clauses (a) and/or (b) are without prejudice to the position of Shareholder that any attempt to change the size of the Board or disqualify any of the Nominees through Bylaw amendments or otherwise would constitute unlawful manipulation of the Corporation’s corporate machinery.  Shareholder further reserves the right to (a) withdraw any or all of the Nominees and/or (b) nominate fewer than all of the Nominees listed herein and/or to re-designate one or more of such individuals as alternate nominees.

The Marcato Parties may elect in their proxy statement to seek authority in accordance with Rule 14a-4(d) of the Exchange Act to vote for nominees named in the Corporation’s proxy statement; provided, that any such election by the Marcato Parties shall, pursuant to Rule 14a-4(d) of the Exchange Act, include the following: (a) the Marcato Parties shall seek authority to vote in the aggregate for the number of director positions then subject to election; (b) the Marcato Parties shall represent that they will vote for all the Corporation’s nominees, other than those Corporation nominees specified in the Marcato Parties’ proxy statement; (c) the Marcato Parties shall provide each Corporation security holder an opportunity to withhold authority with respect to any other Corporation nominee by writing the name of that nominee on the form of proxy and (d) the Marcato Parties shall state on the form of proxy and in the proxy statement that there is no assurance that the Corporation’s nominees will serve if elected with any of the Nominees.

Shareholder reserves the right to give further notice of additional nominations or any business to be made or conducted at the 2017 Annual Meeting or any other meeting of the Corporation’s shareholders.

Please be advised that, notwithstanding the compliance by Shareholder with the Bylaws and with the applicable law, neither the delivery of this Notice nor the delivery of additional information, if any, provided by or on behalf of the Marcato Parties to the Corporation from and after the date hereof shall be deemed to constitute an admission by Shareholder that this Notice is in any way defective or as to the legality, validity or enforceability of any particular requirement or provision of the Bylaws or any other matter or a waiver by the Marcato Parties of their right to, in any way, contest or challenge the enforceability thereof or of any other matter.

The Marcato Parties understand that certain information regarding the 2017 Annual Meeting (including, but not limited to, the record date, voting shares outstanding and date, time and place of the 2017 Annual Meeting), the Corporation (including, but not limited to, its various committees and proposal deadlines) and the beneficial ownership of the Corporation’s securities will be set forth in the Corporation’s proxy statement on Schedule 14A, to be filed with the SEC by the Corporation with respect to the 2017 Annual Meeting, and in certain other SEC filings made or to be made by the Corporation, and potentially third parties, under the Exchange Act.  To the extent the Corporation believes any such information is required to be set forth herein, the Marcato Parties hereby refer the Corporation to such filings and incorporates them herein by reference.  The Marcato Parties accept no responsibility for any information set forth in any such filings not made by Shareholder.

This Notice has been prepared and delivered in accordance with the requirements of the Bylaws.  If, for any reason, the Corporation, its executive officers, its Secretary, or any officer designated as the chairperson of the 2017 Annual Meeting or the Board believes otherwise, Shareholder requests that it be notified of such belief immediately so that Shareholder may consider such matters and supplement and/or amend this Notice as may be appropriate or take any other action available to them under applicable law.  In such an event please call immediately Richard M. Brand at (212) 504-5757 or Jason M. Halper at (212) 504-6300.

Please direct any questions regarding the information contained in this Notice to Richard M. Brand, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, (212) 504-5757 (Phone), (212) 504-6666 (Facsimile) or Jason M. Halper, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, (212) 504-5757 (Phone), (212) 504-6666 (Facsimile).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed on the date first above written.

Marcato International Master Fund, Ltd.

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III, Director
CC: Kristin Westlund, Paralegal

[Signature Page to Buffalo Wild Wings, Inc. Notice of Nomination]

Exhibit A

Proof of Shareholder Record Ownership

[Submitted separately to the Corporation]

Exhibit A-1

Exhibit B

Consents

Consent to Being Named as a Nominee
and to Serve as Director of Buffalo Wild Wings, Inc.

To: Secretary of Buffalo Wild Wings, Inc.

The undersigned hereby consents (x) to be named as a nominee for election to the Board of Directors of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the shareholders of the Company, to serve as a director of the Company.

Dated: 1/31/2017

By:	/s/ Scott O. Bergren
Name: Scott O. Bergren

Exhibit B-1

Consent to Being Named as a Nominee
and to Serve as Director of Buffalo Wild Wings, Inc.

To: Secretary of Buffalo Wild Wings, Inc.

The undersigned hereby consents (x) to be named as a nominee for election to the Board of Directors of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the shareholders of the Company, to serve as a director of the Company.

Dated: 1/25/2017

By:	/s/ Richard T. McGuire III
Name: Richard T. McGuire III

Exhibit B-2

Consent to Being Named as a Nominee
and to Serve as Director of Buffalo Wild Wings, Inc.

To: Secretary of Buffalo Wild Wings, Inc.

The undersigned hereby consents (x) to be named as a nominee for election to the Board of Directors of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the shareholders of the Company, to serve as a director of the Company.

Dated: 1/26/2017

By:	/s/ Sam Rovit
Name: Sam Rovit

Exhibit B-3

Consent to Being Named as a Nominee
and to Serve as Director of Buffalo Wild Wings, Inc.

To: Secretary of Buffalo Wild Wings, Inc.

The undersigned hereby consents (x) to be named as a nominee for election to the Board of Directors of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the shareholders of the Company, to serve as a director of the Company.

Dated: 1/25/2017

By:	/s/ Emil Lee Sanders
Name: Emil Lee Sanders

Exhibit B-4

Exhibit C

Initial Questionnaires for Director Nominees

[Submitted separately to the Corporation]

Exhibit C-1

Exhibit D

Supplemental Questionnaires for Directors and Director Nominees

[Submitted separately to the Corporation]
Exhibit D-1

Exhibit E

Certain Information Relating to the Marcato Parties

MARCATO CAPITAL MANAGEMENT LP

Marcato Capital Management LP is a Delaware limited partnership whose principal business address is Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.  The principal business of Marcato Capital Management LP is to act as investment manager and provide administrative and management services to Marcato International Master Fund, Ltd.

MARCATO INTERNATIONAL MASTER FUND, LTD.

Marcato International Master Fund, Ltd. is a Cayman Islands exempted company whose principal business address is c/o Marcato Capital Management LP, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.  Marcato International Master Fund, Ltd. also has a business office c/o Marcato Capital Management LP, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.  The principal business of Marcato International Master Fund, Ltd. is to purchase, sell, trade and invest in securities.

RICHARD T. MCGUIRE III

Richard T. McGuire III, a United States citizen, is the founder and managing partner of Marcato Capital Management LP, the investment manager of Marcato International Master Fund, Ltd.  Mr. McGuire’s principal business address is Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

[Remainder of page intentionally left blank]

Exhibit E-1

Exhibit F

Certain Information Relating to the Nominees

The following table sets forth (a) the name, age, any position and office with the Corporation held by each such Nominee, and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years, the name and principal business of any corporation or other organization in which such occupation or employment was carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of the Corporation), a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director for the Corporation as of the date hereof, in light of the Corporation’s business and structure (including such material information beyond the past five years and information on the Nominee’s particular area of expertise or other relevant qualifications), and (b) any directorships held by such person during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Name and Age	Business and Residence Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years
Scott O. Bergren (70)	[Redacted] [Redacted]
Scott O. Bergren is a veteran of the restaurant industry.  He is the former Chief Executive Officer of YUM! Brands’ (NYSE: YUM) Pizza Hut brand and business, including substantial franchising experience of both international and domestic businesses.  He ran the global business (over 14,000 restaurants) during 2014 until his retirement, and prior to that was President and later CEO of the domestic Pizza Hut brand (over 6,000 restaurants and 1,500 express and travel center locations) from 2006 to 2013.  In these capacities he had extensive experience with relevant initiatives such as strategic menu pricing, refranchising company restaurants to shift capital responsibilities away from the brand, creating programs to improve restaurant building costs and returns, and re-imagining supply chain through better bidding process and smarter sourcing.

In over 20 years with YUM!, he also served as the CEO of YUM! Innovation from 2011 to 2014 where he coached senior staff to re-imagine the businesses of YUM! as consumers and media underwent rapid change.  Other roles included Chief Marketing and Food Innovation Officer for the YUM! Brands parent company, and for the KFC domestic operating division, from 2004 to 2006; and prior to that, as the top brand and marketing officer for the International Division in the role of Chief Concept Officer of YUM! Restaurants International, from 2002 to 2004.

Exhibit F-1

He was CEO of full-service casual dining company Chevy’s Fresh Mex from 1995 to 2002.  Prior to that he served as the Director General of PepsiCo Restaurants Northern Latin American operations headquartered in Mexico City.  He also served as President CEO of Round Table Pizza and Peter Piper Pizza, regional American pizza chains.

In his various leadership roles Mr. Bergren has sponsored the creation of fast casual brands intended as additional growth vehicles for franchising, and served as President of these companies, which include Fuzio Universal Pasta, SuperChix, and the Banh Shop.

He has board seats with the Wawa chain of inspired convenience stores, and with La Quinta Holdings, the owner, operator and franchisor of select-service hotels.

Mr. Bergren holds BS and MS degrees from Northwestern University’s Medill School of Journalism.

The Marcato Parties believe that Mr. Bergren’s executive management experience and his significant franchising experience, as well as his marketing and international experience will provide the Board and the Corporation with valuable insight into value-maximizing strategies.

Richard T. McGuire III (40)	[Redacted] [Redacted]
Richard T. McGuire III is the Founder and Managing Partner of Marcato Capital Management.  Based in San Francisco, Marcato manages a select number of passive and activist investments across all industries with a primary focus on opportunities in middle-market public equities.  Prior to forming Marcato in 2010, Mr. McGuire was a partner at Pershing Square Capital Management, where he evaluated investments in the consumer, restaurant, retail, financial services and business services industries.

Mr. McGuire has spent his entire career in private and public equity investing and holds an MBA from Harvard Business School and a Bachelor’s degree in Economics from Princeton University.  Mr. McGuire also serves on the board of Tipping Point Community, the Bay Area’s leading poverty-fighting organization and previously served on the board of NCR Corporation from November 2014 to November 2015.

Exhibit F-2

The Marcato Parties believe that the attributes, skills and qualifications that Mr. McGuire has obtained through his experience in analyzing the financial performance of companies and his commitment to serving the best interests of shareholders, as well as his significant monetary interest in the Corporation’s success, will provide the Board and the Corporation with valuable insight regarding the financial aspects of the Corporation’s business.

Sam Rovit (59)	[Redacted] [Redacted]
Sam Rovit is a proven executive leader and strategist, with over 20 years of experience in the food services industry building and leading consumer retail brands, and managing and servicing complex manufacturing supply chains.

Since October 2015, Mr. Rovit has served as the President and Chief Executive Officer of CTI Foods, a leading independent provider of custom food solutions to major chain restaurants and manufacturers in North America.

Previously, from September 2013 to March 2015, Mr. Rovit was President of the Refrigerated Meals Business Unit at Kraft Foods, where he was responsible for managing iconic brands such as Oscar Mayer, Lunchables, Claussen Pickles and Boca. In that role, he oversaw more than 6,000 employees and successfully grew both top and bottom lines.

From February 2011 to August 2013, Mr. Rovit served as Kraft’s Executive Vice President – Strategy, overseeing and architecting the separation of the former Kraft Foods Inc. into two stand-alone, public companies – Kraft Foods Group and Mondelez International. Following the launch of the new Kraft in October 2012, Mr. Rovit added the Planters nuts business to a portfolio of responsibilities that included strategy, corporate development, information systems and business process excellence. Under Mr. Rovit’s leadership as President of Planters Nuts, the Planters business model was transformed, leading to brand share growth for the first time in nearly two years.

Earlier in his career, from May 2005 to June 2007, Mr. Rovit served as President and Chief Executive Officer of Swift & Company, at the time one of the largest red meat companies in the world.

Exhibit F-3

From 1988 until 2005 and then again from 2008 to 2010, Mr. Rovit was a senior partner with Bain & Company with a particular emphasis on corporate transformations. During his career at Bain he consulted extensively with retail and restaurant companies, founded Bain’s Global Agribusiness practice, led its Global Merger Integration practice, and led a Corporate Restructuring practice. He is also co-author of Mastering the Merger, HBS Press 2004.

Mr. Rovit holds an MBA from Harvard Business School, an MA in Law and Diplomacy from Tufts University, and a BA in Public Policy Studies from Duke University.

The Marcato Parties believe that the attributes, skills and qualifications that Mr. Rovit has obtained through his 20 years of experience in the food services industry will provide the Board and the Corporation with valuable industry knowledge, management experience and insight into value-maximizing strategies.

Emil Lee Sanders (64)	[Redacted] [Redacted]
Emil Lee Sanders has deep restaurant industry knowledge and field operations expertise, having held various senior executive roles with outstanding success in franchise development, distributor networks and operations management, including previously serving in such a role at Buffalo Wild Wings.

Since January 2015, he has served as the Managing General Partner at Rocket Chicks, LP, directing development and operation of Golden Chick restaurants and the sale of franchises for more than 80 franchised Golden Chick locations in Houston and Beaumont.

Mr. Sanders has significant experience building and leading teams at start-up, turnaround, growth and Fortune 500 companies. From November 2012 to November 2013, he served as the Executive Vice President and Global Chief Development Officer of TGI Fridays –  repositioning the brand by designing and executing a new restaurant concept that was rolled out globally. In just one year, he managed the opening of 45 new TGI Fridays’ units across 10 countries, including China, Japan, Pakistan, the European Union and the United States.

From January 2010 to November 2012, he was TGI Fridays’ President of Franchising, spearheading all aspects of the field operations team, including overseeing operations, finance, franchise marketing/sales, human resources and field training/marketing. While in this role, he developed and deployed a high-impact refranchising strategy, enabling the sale of 75 company locations to franchisees.

Exhibit F-4

From March 2007 through January 2010, Mr. Sanders was President and Chief Executive Officer of The Johnny Rockets Group, Inc., during which time he revitalized the performance of the business – growing store revenues and improving company profitability, repairing franchisee relationships and improving guest satisfaction, and minimalizing overhead while maximizing new unit growth. He also oversaw the opening of more than thirty-five new international and domestic units located across military bases, MLB and NFL stadiums, amusement parks, airports and cruise ships.

Earlier in his career from August 2001 through May 2007, Mr. Sanders served as Senior Vice President of Development and Franchising for Buffalo Wild Wings. In this role, he successfully planned and led the national rollout and opening of 486 units within seven years – driving annual retail sales to $2.5 billion for the 1000+ unit chain. He also oversaw the buildout of company’s Franchise Operations Group, growing its team of three to a national field operations organization.

Prior to Buffalo Wild Wings, Mr. Sanders held a variety of operational and strategic planning positions at Dunkin’ Brands, General Mills, Inc., Frito-Lay and Kraft.

Mr. Sanders holds an MBA and BBA from Texas A&M University - Commerce.

The Marcato Parties believe that Mr. Sanders’ experience with the franchise model in the food service industry, extensive knowledge of casual dining chains and knowledge regarding the Corporation will provide the Board and the Corporation with valuable industry knowledge, management experience and insight into value-maximizing strategies.

[Remainder of page intentionally left blank]

Exhibit F-5

Exhibit G

Transactions in the Securities of the Corporation in the Last Two Years:
 Transactions by the Marcato Parties

Marcato International Master Fund, Ltd.

Trade Date	Buy/Sell	Trade Quantity[1]	Security Description
05/06/2016	Buy	43,177	Common Stock
05/09/2016	Buy	43,665	Common Stock
05/10/2016	Buy	24,088	Common Stock
05/11/2016	Buy	149,077	Common Stock
05/12/2016	Buy	37,305	Common Stock
05/13/2016	Buy	31,849	Common Stock
05/16/2016	Buy	29,449	Common Stock
05/17/2016	Buy	40,724	Common Stock
05/18/2016	Buy	28,214	Common Stock
06/20/2016	Buy	46,641	Common Stock
06/21/2016	Buy	86,196	Common Stock
06/21/2016	Buy	352,682	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(352,682)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(352,682)	Common Stock
06/22/2016	Buy	62,080	Common Stock
06/23/2016	Buy	12,362	Common Stock
06/24/2016	Buy	282,145	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(282,145)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(282,145)	Common Stock
07/22/2016	Buy	35,968	Common Stock
09/12/2016	Buy	634,827	Common Stock[2]
09/12/2016	Sell	(100)	Common Stock
10/03/2016	Sell	(7,200)	Common Stock
11/1/2016	Buy	3,348	Common Stock
01/3/2017	Buy	283,057	Common Stock

In connection with the Restructuring resulting in the transfer of the direct ownership of Shares from other affiliated funds to Shareholder, (a) on December 30, 2016, (i) Marcato II, L.P. contributed all of its 26,270 Shares to Marcato, L.P., (ii) Marcato, L.P. issued limited partnership interests in exchange for such Shares and (iii) Marcato II, L.P. distributed such interests to its limited partners in-kind and such limited partners became limited partners of Marcato, L.P. and (b) on January 3, 2017, Marcato, L.P. contributed all of its 283,057 Shares (which Shares include all 100 Shares previously held by its wholly-owned subsidiary, Marcato NY LLC and all 26,270

1 Number of Shares with respect to options indicates number of Shares underlying options.

2 Represents the exercise of certain call options and corresponding acquisition of underlying Common Stock.

Exhibit G-1

Shares previously held by Marcato II, L.P.) to Shareholder, in exchange for shares of Shareholder.  The Restructuring did not constitute a change in numbers of Shares beneficially owned by either the Investment Manager or Mr. McGuire.  Set forth below are the transactions in the securities of the Corporation effectuated by Marcato, L.P., Marcato II, L.P. and Marcato NY LLC prior to the Restructuring.

Marcato, L.P.

Trade Date	Buy/Sell	Trade Quantity[3]	Security Description
05/06/2016	Buy	16,661	Common Stock
05/09/2016	Buy	16,849	Common Stock
05/10/2016	Buy	9,296	Common Stock
05/11/2016	Buy	57,528	Common Stock
05/12/2016	Buy	14,395	Common Stock
05/13/2016	Buy	12,291	Common Stock
05/16/2016	Buy	11,364	Common Stock
05/17/2016	Buy	15,716	Common Stock
05/18/2016	Buy	10,888	Common Stock
06/20/2016	Buy	17,999	Common Stock
06/21/2016	Buy	33,262	Common Stock
06/21/2016	Buy	136,098	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(136,098)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(136,098)	Common Stock
06/22/2016	Buy	23,957	Common Stock
06/23/2016	Buy	4,770	Common Stock
06/24/2016	Buy	108,878	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(108,878)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(108,878)	Common Stock
07/22/2016	Buy	10,764	Common Stock
09/12/2016	Buy	244,976	Common Stock[4]
10/03/2016	Buy	4,656	Common Stock
11/1/2016	Sell	(3,609)	Common Stock
01/3/2017	Buy	26,270	Common Stock

3 Number of Shares with respect to options indicates number of Shares underlying options.
4 Represents the exercise of certain call options and corresponding acquisition of underlying Common Stock.
Exhibit G-2

Marcato II, L.P.

Trade Date	Buy/Sell	Trade Quantity[5]	Security Description
05/06/2016	Buy	1,374	Common Stock
05/09/2016	Buy	1,389	Common Stock
05/10/2016	Buy	766	Common Stock
05/11/2016	Buy	4,742	Common Stock
05/12/2016	Buy	1,187	Common Stock
05/13/2016	Buy	1,013	Common Stock
05/16/2016	Buy	937	Common Stock
05/17/2016	Buy	1,296	Common Stock
05/18/2016	Buy	898	Common Stock
06/20/2016	Buy	1,485	Common Stock
06/21/2016	Buy	2,742	Common Stock
06/21/2016	Buy	11,220	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(11,220)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(11,220)	Common Stock
06/22/2016	Buy	1,975	Common Stock
06/23/2016	Buy	393	Common Stock
06/24/2016	Buy	8,977	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(8,977)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(8,977)	Common Stock
07/22/2016	Buy	3,268	Common Stock
09/12/2016	Buy	20,197	Common Stock[6]
10/03/2016	Buy	2,544	Common Stock
11/1/2016	Buy	261	Common Stock

Marcato NY LLC

Trade Date	Buy/Sell	Trade Quantity	Security Description
09/12/2016	Buy	100	Common Stock

[Remainder of page intentionally left blank]

5 Number of Shares with respect to options indicates number of Shares underlying options.
6 Represents the exercise of certain call options and corresponding acquisition of underlying Common Stock.

Exhibit G-3

Transactions by Nominees

The transactions with respect to which Mr. McGuire may be deemed to be a beneficial owner by virtue of his position with Marcato Capital Management LP have been set forth above.

Mr. Bergen has had no transactions with respect to Corporation securities during the past two years.

Mr. Rovit has had no transactions with respect to Corporation securities during the past two years.

Mr. Sanders has had no transactions with respect to Corporation securities during the past two years.

[Remainder of page intentionally left blank]

Exhibit G-4

Exhibit H

Schedule 13D

[Previously filed]

Exhibit H-1

Exhibit I

Form of Engagement and Indemnification Agreement

FORM OF ENGAGEMENT AND INDEMNIFICATION AGREEMENT, dated as of January 31, 2017 (this “Agreement”), by and between Marcato Capital Management, LP on behalf of the funds it advises (“Marcato”) and [  ] (“Nominee”).

  WHEREAS, Marcato has asked Nominee, and Nominee has agreed, to be (i) a member of the slate of nominees (the “Slate”) of Marcato for election to the Board of Directors (the “Board of Directors”) of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), at the 2017 annual meeting of shareholders of the Company (including any adjournments or postponements thereof) (the “Annual Meeting”) and/or at any special meeting of the shareholders of the Company (including any adjournments or postponements thereof) (a “Special Meeting”) and (ii) named as such in the proxy soliciting materials related to the Annual Meeting and/or a Special Meeting;

  WHEREAS, Marcato may solicit proxies from the shareholders of the Company in support of Nominee’s election as a director of the Company at the Annual Meeting and/or a Special Meeting (the “Solicitation”); and

  WHEREAS, Nominee has agreed to serve as a director of the Company if so elected at the Annual Meeting and/or a Special Meeting or appointed by other means.

  NOW, THEREFORE, in consideration of the foregoing and with the understanding on the part of Marcato that Nominee is relying on this Agreement in agreeing to be a nominee as aforesaid and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1.           Certain Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

  “Claim” means any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal, investigative or other), whether instituted by Marcato, the Company or any other party, or any inquiry or investigation that Nominee in good faith believes might lead to the institution of any such action, suit or proceeding.

  “Expenses” means all reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket fees, costs, and expenses paid or incurred in connection with the Solicitation or related matters, as applicable, including without limitation, investigating, defending or participating in (as a party, witness or otherwise, including on appeal), or preparing to defend or participate in, any Claim relating to any Indemnifiable Event, including the reasonable out-of-pocket costs and expenses of Nominee incurred in connection with seeking enforcement of this Agreement in the event that Nominee is successful in such enforcement action, in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in any information provided by Nominee in connection with the Solicitation, and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).
Exhibit I-1

“Indemnifiable Event” means any event or occurrence arising out of, or any action taken or omitted to be taken in connection with, the Solicitation or being a member of the Slate, in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in the information provided by the Nominee in connection with the Solicitation and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

  “Loss or Losses” means any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Losses), in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in the information provided by the Nominee in connection with the Solicitation, and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

  2.           Agreement to be Named and Serve; Consideration.  Nominee hereby agrees to (a) be a nominee for election to the Board of Directors of the Company at the Annual Meeting and/or a Special Meeting, (b) be named as such in the proxy soliciting materials related to the Annual Meeting and/or a Special Meeting, (c) serve as a director of the Company if so elected at the Annual Meeting and/or a Special Meeting or appointed by other means, (d) devote the time and energy necessary to participate in the Solicitation as requested by Marcato, subject to reasonable attempts to accommodate Nominee’s other professional responsibilities and avoid conflicts with Nominee’s pre-existing schedule, by Nominee making him or herself available to attend and participate in meetings with, interviews with and presentations to shareholders, analysts, fund managers, representatives of nominee holders, proxy advisory firms, members of the media, and other persons Marcato may reasonably request in connection with the Solicitation, the election of the Slate or any shareholder resolutions Marcato may determine to bring before the Company’s shareholders in connection with the Solicitation and (e) subject to Section 4 below, reasonably cooperate with Marcato in connection with any litigation or investigation arising out of or related to the Solicitation, including the nomination of the Slate, and subject to reasonable attempts to accommodate Nominee’s other professional responsibilities and avoid conflicts with Nominee’s pre-existing schedule, to be reasonably available to respond to and participate as reasonably necessary in any such action or investigation.  Marcato will pay Nominee $25,000 upon execution of this Agreement and, if Nominee serves on the Slate and does not withdraw, Marcato will pay Nominee $25,000 upon the earlier to occur of (i) Nominee’s election to the Board of Directors by the Company’s stockholders, (ii) Nominee’s appointment to the Board of Directors pursuant to an agreement between the Company and Marcato or (iii) Nominee not being elected as a director of the Company following a Solicitation in which Marcato nominated (and did not withdraw) Nominee for election to the Company’s Board of Directors.  Except as set forth herein, the parties hereto agree that Nominee shall not be entitled to receive any cash or other consideration from Marcato in respect of Nominee’s agreements contained herein, whether or not Nominee is elected to the Board of Directors of the Company.

Exhibit I-2

3.           Questionnaires; Disclosure of Information.  Nominee hereby agrees (a) to promptly complete and sign the initial and supplemental written questionnaires requesting information relating to Nominee’s background and qualifications (the “Questionnaires”) and the incorporated written representation and agreement contained in the supplemental written questionnaire (the “Representation and Agreement”), each in the form provided by the Company to Marcato pursuant to Section 2.9(D) of Article II of the Company’s bylaws, (b) that Nominee’s responses in the Questionnaires and the representations made in the Representation and Agreement will be true, complete and correct in all material respects and will not omit any material information, (c) that Nominee will provide true and complete information concerning such other matters as are required or customary to be disclosed regarding Nominee, his or her nomination to the Board of Directors or the Solicitation under (i) the Company’s bylaws or (ii) pursuant to the rules and regulations contained in the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, (d) that Nominee will promptly provide any additional information as may be requested by Marcato, such information to be true and correct and not omit any material information, and (e) that Nominee will promptly notify Marcato of any changes or updates to any information provided by Nominee to Marcato pursuant to this Section 3.  Nominee further agrees that Marcato may forward the Representation and Agreement and the Questionnaires to the Company, and Marcato may at any time, in its discretion, publicly disclose such information, as well as the existence and contents of this Agreement.  Furthermore, Nominee understands that Marcato may elect, at its expense, to conduct a background and reference check of Nominee and Nominee agrees to complete and execute any necessary authorization forms or other documents required in connection therewith.

  4.           Indemnification.

  (a)           In the event Nominee was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising or allegedly arising in any manner out of or relating to in whole or in part) an Indemnifiable Event, Marcato, to the fullest extent permitted by applicable law, shall indemnify and hold harmless Nominee from and against any and all Losses suffered, incurred or sustained by Nominee or to which Nominee becomes subject, arising out of such Claim (it being understood and agreed that except as provided in Section 4(c) with respect to Expenses, reimbursements of any such Losses payable hereunder shall be made as soon as practicable but in any event no later than 30 days after written request is made to Marcato accompanied by supporting documentation).

Nominee shall give Marcato prompt written notice of any Claim (accompanied by such reasonable supporting documentation as may be in Nominee’s possession) as soon as Nominee becomes aware thereof.
Exhibit I-3

(b)           In the case of the commencement of any Claim against Nominee in respect of which he or she may seek indemnification from Marcato hereunder, Marcato will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such Claim.  In addition, Marcato shall have the right to assume control of the defense of such Claim with counsel chosen by Marcato.  To the extent that Marcato may wish to assume the defense of any Claim against Nominee in respect of which Nominee may seek indemnification from Marcato hereunder, Marcato shall provide Nominee with written notice of Marcato’s election to assume the defense of such Claim.  From and after such election by Marcato to assume defense of a Claim, Marcato will not be liable to Nominee under this Agreement for any Expenses subsequently incurred by Nominee in connection with the defense thereof other than reasonable costs of investigation and preparation therefor (including, without limitation, appearing as a witness and reasonable fees and expenses of legal counsel in connection therewith).  If in any action for which indemnity may be sought hereunder Marcato shall not have timely assumed the defense thereof with counsel reasonably satisfactory to Nominee, or Nominee shall have been advised by his or her independent counsel in writing that it would constitute a conflict of interest for the same counsel to represent both Nominee and Marcato in such action, or if Nominee has been advised by independent counsel that Nominee has separate or additional defenses than those available to Marcato with regard to such action, Nominee shall have the right to employ his or her own counsel reasonably satisfactory to Marcato in such action, in which event Marcato shall pay directly or reimburse Nominee for any costs not paid directly for all reasonable out-of-pocket legal fees and expenses incurred by Nominee in connection with the defense thereof; provided, however, that Marcato shall be obligated to pay for only one firm to serve as counsel for all of Marcato’s nominees for election to the Board of Directors.  Nominee shall not settle any action without the prior written consent of Marcato, which consent shall not be unreasonably delayed or withheld.  Marcato shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on Nominee, or would contain language (other than a recitation of any amounts to be paid in settlement) that could reasonably be viewed as an acknowledgment of wrongdoing on the part of Nominee, without Nominee’s prior written consent (which consent shall not be unreasonably withheld).

(c)           Nominee’s right to indemnification pursuant to this Section 4 shall include the right of Nominee to be advanced by Marcato any Expenses incurred in connection with any Indemnifiable Event as such expenses are incurred by Nominee; provided, however, that all amounts advanced in respect of such Expenses shall be promptly repaid to Marcato by Nominee to the extent it shall ultimately be determined in a final judgment by a court of competent jurisdiction that Nominee is not entitled to be indemnified for or advanced such Expenses. The indemnification and reimbursement arrangements contemplated herein shall only take effect if Nominee is publicly named as a member of the Slate.

(d)           Notwithstanding any other provision of this Agreement to the contrary, the indemnity and expense reimbursement obligations of Marcato provided by this Agreement will not apply to any event or occurrence (i) prior to the date hereof or subsequent to the conclusion of the Solicitation or such earlier time as Nominee is no longer a member of the Slate, or (ii) relating to or directly or indirectly arising out of Nominee’s service as a director of the Company.

Exhibit I-4

5.            Publicity.  From and after the date hereof until the date on which Nominee is elected or appointed to serve as a Director, Nominee shall coordinate with Marcato with respect to Nominee’s public disclosures regarding the Solicitation, including press releases, public announcements and statements or disclosures to the media concerning this Agreement, the Solicitation or any of the matters contemplated hereby by using commercially reasonable efforts to notify Marcato with respect to any planned media engagements, and to the extent feasible, to coordinate with Marcato on the text of such disclosures or topics to be discussed in connection with such engagements.

  6.           No Agency.  Each of Marcato and Nominee acknowledges that Nominee is not acting as an agent of Marcato or in a fiduciary capacity with respect to Marcato and that Nominee is not assuming any duties or obligations to Marcato other than those expressly set forth in this Agreement.  Nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between the parties, nor any agency and nothing contained herein shall entitle Nominee to any compensation from Marcato.  Each of Marcato and Nominee further acknowledges that, should Nominee be elected to the Board of Directors of the Company, Nominee will be acting as a director of the Company, on behalf of the Company and all of its shareholders, independent of and not controlled by Marcato, and all of Nominee’s activities and decisions as a director of the Company will be governed by applicable law and subject at all times to his or her fiduciary duties to the Company and its shareholders.  Nothing in this Agreement is intended to or shall govern or restrict Nominee’s decisions or conduct as a Company director, which shall be based on Nominee’s independent business judgment.  Each of Marcato and Nominee further acknowledges that there is no agreement between or among them regarding the voting or holding of any shares of the Company.

7.           Amendment, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing signed by the parties hereto.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  The parties may not waive or vary any right hereunder except by an express written waiver or variation.  Any failure to exercise or any delay in exercising any such rights, or any partial or defective exercise of any such rights, shall not operate as a waiver or variation of that or any other such right.  The waiver by one party of any breach of this Agreement by another party shall not be deemed a waiver of any other prior or subsequent breach of this Agreement.

  8.           Subrogation.  In the event of payment under this Agreement, Marcato shall be subrogated to the extent of such payment to all of the rights of recovery of Nominee, and Nominee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Marcato effectively to bring suit to enforce such rights.

  9.           No Duplication of Payments.  Marcato shall not be liable under this Agreement to make any payment in connection with a Claim made against Nominee to the extent Nominee has otherwise actually received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable hereunder.  In addition, Nominee shall be required to reimburse Marcato for any indemnification payments made to Nominee by Marcato for any Losses to the extent that Nominee subsequently receives payment of such amounts from another source.
Exhibit I-5

  10.           Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party,

  if to Marcato, to:

Marcato Capital Management LP
Four Embarcadero Center, Suite 2100
San Francisco, CA 94111
Attn:  Richard T. McGuire III
Fax:  (415) 796-6388

with a copy to (which copy shall not constitute notice hereunder):

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attn: Richard M. Brand, Esq.
   Joshua A. Apfelroth, Esq.
   Fax:  (212) 504-6666

if to Nominee, to:

[                                 ]
[                                 ]
Attn:  [                      ]

with a copy to (which copy shall not constitute notice hereunder):

Kasowitz, Benson, Torres & Friedman LLP
1633 Broadway
New York, New York 10019
Attn: Marc E. Kasowitz, Esq.
   Albert S. Mishaan, Esq.
   Fax:  (212) 506-1800

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereby given in accordance with this Section 10.  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 10.

Exhibit I-6

  11.           Termination.  This Agreement shall automatically terminate on the earliest to occur of (a) the completion of an unsuccessful Solicitation and (b) Nominee’s election to the Board of Directors; provided, that Marcato may terminate this Agreement at any time upon written notice to Nominee; provided, further, that Marcato’s obligations with respect to advancement, reimbursement and indemnification hereunder and Nominee’s obligations with respect to non-disclosure, advancement, reimbursement and indemnification hereunder shall each remain in full force and effect and survive the termination of this Agreement.

12.           Nominee Acknowledgement.  Nominee acknowledges that Marcato shall be under no obligation to nominate Nominee for election.  Nominee acknowledges that Marcato will rely upon information provided by Nominee for purposes of preparing submissions to the Company, proxy solicitation materials and other public disclosure.

13.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.  Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the state courts of the State of New York located in New York County, or in the United States District Court for the Southern District of New York, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 10, such service to become effective ten days after such mailing.

14.           Execution by Counterparts/Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed by facsimile or PDF.

15.           Expense Reimbursement.  Marcato hereby agrees to reimburse Nominee for his or her reasonable, documented, out-of-pocket expenses incurred as a result of being a member of the Slate, including, without limitation, reimbursement for reasonable out-of-pocket travel expenses; provided, that Nominee hereby agrees that in the event Nominee reasonably determines that he or she needs to retain legal counsel to represent Nominee in connection with being a member of the Slate (other than in connection with a claim for indemnification, which is addressed in Section 4) he or she will employ counsel selected by Marcato and reasonably satisfactory to Nominee.  Should Nominee be elected to the Board of Directors of the Company, other than as expressly set forth herein, Marcato will not be liable for any expenses or any other liabilities incurred by Nominee during the period following election to the Board of Directors of the Company.

Exhibit I-7

16.           Non-Disclosure.  Nominee acknowledges and agrees to hold in strict confidence and will not use nor disclose to third parties information Nominee receives from Marcato or any of its agents or representatives or information developed by Nominee based upon such information Nominee receives from Marcato or any of its agents or representatives, except for (a) information which was public at the time of disclosure or becomes part of the public domain without disclosure by Nominee, (b) information which Nominee learns from a third party (other than Marcato or its agents or representatives) which does not have a legal, contractual or fiduciary obligation of confidentiality to Marcato or its agents or representatives, (c) following Nominee’s election as a director of the Company, information which is necessary for Nominee to disclose in order to comply with Nominee’s fiduciary duties under applicable law or (d) information which is required to be disclosed by applicable law; provided, that in the event of any required disclosure pursuant to this clause (d), Nominee hereby agrees to use commercially reasonable efforts to notify Marcato promptly so that Marcato may seek a protective order or other appropriate remedy or, in Marcato’s sole discretion, waive compliance with the terms of this Section 16; provided, further, that in the event that no such protective order or other remedy is obtained, or that Marcato waives compliance with the terms of this Section 16, Nominee further agrees to furnish only that portion of the confidential information which Nominee is advised by counsel is legally required and will cooperate with Marcato’s efforts, without incurring any monetary expense, to obtain assurance that confidential treatment will be accorded to the confidential information.  Nominee further agrees not to (i) make any public communication relating to the Solicitation without the prior permission of Marcato and (ii) stand for election through nomination by the Company or any other shareholder of the Company (other than Marcato), as director of the Company without the prior permission of Marcato.  Nothing in this paragraph shall constrain Nominee’s communications with his or her counsel, or prevent Nominee from disclosing information to his or her counsel.

  17.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

18.            Headings.  The headings used herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

19.            Warranty of Authority.  Each person executing this Agreement represents and warrants that he or she has full authority to sign this Agreement on behalf of the party for which he or she is acting and that the parties will thereby be fully bound by the terms of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.            Remedies.  Nominee hereby acknowledges that money damages would be both difficult to calculate and speculative and an insufficient remedy for any breach of Nominee obligations in Sections 2, 3, 4, 5 and/or 16 and that any such breach would cause Marcato irreparable harm.  Accordingly, Nominee also agrees that in the event of any breach or threatened breach of Sections 2, 3, 4, 5 and/or 16 Marcato, in addition to any other remedies at law or in equity it may have, shall be entitled to equitable relief, including injunctive relief and specific performance, without the requirement of posting a bond or other security or proof of actual damages.

[Signatures on following page]

Exhibit I-8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARCATO CAPITAL MANAGEMENT LP on behalf of the funds it advises

By:	Marcato Holdings LLC, its General Partner

By:
Name: Richard T. McGuire III
Title: Authorized Person

Name: [Nominee]

Exhibit I-9